UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2012

ANTS SOFTWARE INC.

(Exact name of registrant as specified in charter)

Delaware	000-16299	13-3054685
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Cambridge Square,

Suite F

Alpharetta, Georgia 30009

 (Address of principal executive offices / Zip Code)

(856) 914-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 31, 2012, ANTs software inc. (“ANTs” or the “Company”), by a majority vote of its Board of Directors, voted to remove Russell Stover Ivy as a Director and as Secretary of the Company.  The Company has appointed Dr. Frank N. Kautzmann, III as Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date:     June 6, 2012

    ANTs software inc.

By: /s/       Frank N. Kautzmann, III

      Frank N. Kautzmann, III

Chief Executive Officer and

Chairman of the Board

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